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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   ----------

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 19, 2000
                                                          -------------

                          COMMISSION FILE NUMBER 0-5555
                               LIBERTY HOMES, INC.
             (Exact name of registrant as specified in its charter)

INDIANA                                                               35-1174256
(State of Incorporation)                       (IRS Employer Identification No.)

P.O. BOX 35, GOSHEN, INDIANA                                               46527
(Address of principal executive offices)                              (ZIP Code)

                                 (219) 533-0431
              (Registrant's telephone number, including area code)


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          (former name or former address, if changed since last report)

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                          LIBERTY HOMES, INC. ANNOUNCES
                        STOCK REPURCHASE PROGRAM ACTIVITY

FOR IMMEDIATE RELEASE; LIBERTY HOMES INC. INCREASES COMMON STOCK REPURCHASE PROGRAM; Goshen, Indiana, July 19, 2000

Liberty Homes, Inc. (NASDAQ symbols LIBHA & LIBHB) announced today that its Board of Directors approved an increase in the amount of shares the Company is authorized to repurchase under the Stock Repurchase Program that began in November, 1994. Previously, the Board had approved a Class A share repurchase limit of 700,000 shares. The new approval raises the limit to 900,000 shares. The previously announced Class B share repurchase limit of 200,000 shares remains the same. Purchases will be made on the open market from time to time or in negotiated transactions at Management's discretion.

Liberty Homes, headquartered in Goshen, Indiana, designs, manufactures and sells a broad line of single- and multi-section manufactured homes to numerous independent dealers throughout the United States. The Company currently operates manufacturing plants in Indiana, Kansas, Wisconsin, Pennsylvania, Oregon, Florida, North Carolina and Alabama.

For confirmation, please call Marc Dosmann at 219.533.0431.


ITEM 5. OTHER EVENTS. A press release was issued on July 19, 1997 concerning an amendment to the Registrant's Stock Repurchase Program and subsequent action taken under that program. A copy of the release is attached.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        LIBERTY HOMES, INC.


                                        By:  /s/ Marc A. Dosmann
                                             ------------------------------
                                                  Marc A. Dosmann
                                        Its: Vice President - Chief
                                                  Financial Officer

Date: July 21, 2000